UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Eastside Distilling, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EASTSIDE DISTILLING, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2022

TO THE STOCKHOLDERS:

Notice is hereby given that the 2022 annual meeting of stockholders of Eastside Distilling, Inc., a Nevada corporation (the “Company”), will be held at 2 p.m., Pacific time, on June 23, 2022 virtually, for the following purposes:

1.	To elect five individuals to the Board of Directors, each to serve until the annual meeting of stockholders to be held in 2023;
2.	To approve, by non-binding “say-on-pay” vote, the compensation of our named executive officers;
3.	To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
4.	To approve a proposal, which we refer to as the “Warrant Approval Proposal,” to approve the terms and issuance of common stock purchase warrants (the “Warrants”) to purchase up to 900,000 shares of Common Stock (“Warrant Shares”) at an initial exercise price equal to $3.00 per share;
5.	If the annual meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 4, our proxy holders may move to continue, adjourn, or postpone the annual meeting at that time to enable our Board of Directors to solicit additional proxies, which we refer to as the Adjournment Proposal; and
6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The annual meeting will be a virtual meeting held over the Internet. You will be able to attend the virtual annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/EAST2022 and entering your sixteen-digit control number located on your proxy card.

The Board of Directors has fixed the close of business on April 25, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to vote at this meeting or postponement of this meeting. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the meeting and any adjournment or postponement thereof.

The Company is furnishing proxy materials to its stockholders through the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many of the Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Notice of Annual Meeting of Stockholders, the Proxy Statement, our proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone, or (3) by mail, whether or not you plan to attend the meeting in person. For specific instructions, please refer to “Procedural Matters” beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by June 22, 2022.

By Order of the Board of Directors

Amy L. Brassard

Corporate Secretary

Portland, Oregon

May 6, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 23, 2022: The proxy statement and our 2021 Annual Report are available at www.proxyvote.com.

Proxy Statement

For the Annual Meeting of

Stockholders To Be Held on June 23, 2022

*	To be voted on at the meeting

EASTSIDE DISTILLING, INC.

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the board of directors (the “Board of Directors” or the “Board”) of Eastside Distilling, Inc., a Nevada corporation, for use at the 2022 annual meeting of stockholders (the “Annual Meeting”) to be held on June 23, 2022 at 2:00 p.m., Pacific time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be a virtual meeting held over the Internet. Our telephone number at our principal executive offices is (971) 888-4264. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Eastside Distilling, Inc.

On or about May 6, 2022, we are mailing stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement. The Notice contains instructions on how to access those documents over the Internet at www.proxyvote.com as well as https://www.eastsidedistilling.com/annual-reports. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement and a form of proxy card or voting instruction card.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of the meeting and described in this proxy statement. These matters include the following:

●	the election of directors;

●	an advisory (non-binding) vote on the compensation of our named executive officers disclosed in this proxy statement;

●	a vote on the ratification of the selection of our independent registered public accounting firm;

●	the Warrant Approval Proposal, to approve the terms and issuance of common stock purchase warrants (the “Warrants”) to purchase up to 900,000 shares of Common Stock (“Warrant Shares”) at an initial exercise price equal to $3.00 per share; and

●	the Adjournment Proposal: i.e. if the annual meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 4, our proxy holders may move to continue, adjourn, or postpone the annual meeting at that time to enable our Board of Directors to solicit additional proxies.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting.

Who is entitled to vote?

The Board of Directors has set April 25, 2022 as the record date for the annual meeting. If you were a stockholder of record at the close of business on the record date, April 25, 2022, you are entitled to receive notice of the meeting and to vote your shares at the meeting and at any postponement or adjournment thereof. Holders of the Company’s common stock are entitled to one vote per share. Holders of the Company’s Series B Preferred Stock are entitled to 0.32258 votes per shares of Series B Preferred Stock.

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What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Transfer Online, Inc., then you are a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

What is a proxy?

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet or telephone, you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

What is a proxy statement?

A proxy statement is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of The Nasdaq Stock Market (“Nasdaq”).

How many shares must be present to hold the meeting?

At least a majority of the shares entitled to vote at the meeting must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

●	you are present in person at the meeting; or
●	you have properly submitted a proxy by mail, telephone or internet.

As of market close on April 25, 2022, 15,285,825 shares of our common stock and 2,500,000 shares of our Series B Preferred Stock were outstanding and entitled to vote. Because holders of common stock are entitled to one vote per share and holders of Series B Preferred Stock are entitled to 0.32258 votes per share, a total of 16,092,275 votes are entitled to be cast at the annual meeting. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, trust, broker, or other nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote my shares?

If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

●	over the telephone by calling a toll-free number;
●	electronically, using the internet; or
●	by completing, signing, and mailing a printed proxy card (which may be downloaded and printed or that you separately request from us).

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The telephone and internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please access a proxy card in the materials available on the internet or request a proxy card from us and return your signed proxy card to us before the annual meeting.

If the shares you own are held in street name, your broker, bank, trust, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust, or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust, or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

Stockholders will not be able to attend the Annual Meeting in person. If you were a stockholder of record as of the Record Date, you may access the virtual meeting by going to www.virtualshareholdermeeting.com/EAST2022 and following the instructions on the website to enter the first 13 digits of your control number printed on your proxy card or notice of internet availability of proxy materials.

If you were a beneficial owner as of the Record Date of shares held in “street name” through a broker, bank or other nominee and you wish to attend the meeting and/or vote your shares during the meeting or submit questions during the meeting, you will need to provide proof of your authority to vote (legal proxy), which you must obtain from your nominee reflecting your holdings. You may forward an e-mail from your nominee or attach an image of your legal proxy and transmit it via e-mail to Transfer Online at info@transferonline.com and you should label the e-mail “Legal Proxy” in the subject line. Requests for registration must be received by Transfer Online no later than 12:00 a.m., Pacific Time, on June 22, 2022. You will then receive confirmation of your registration, with a control number by e-mail from Transfer Online. At the time of the meeting, go to www.virtualshareholdermeeting.com/EAST2022 and enter the first 13 digits of your control number.

Online access to the Annual Meeting will open at 1:45 p.m. Pacific Time to allow time for stockholders to log-in prior to the start of the Annual Meeting. You may vote or ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not stockholders plan to participate in the virtual-only Annual Meeting, the Company urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by telephone or internet, vote once for each proxy card or voting instruction form you receive.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, the proxies will vote your shares:

●	FOR PROPOSAL NO. 1 the election of all of the five nominees for director;
●	FOR PROPOSAL NO. 2 the non-binding advisory approval of the compensation of our named executive officers disclosed in this proxy statement;
●	FOR PROPOSAL NO. 3 the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for 2022.

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●	FOR PROPOSAL NO. 4 the approval of the terms and issuance of common stock purchase warrants (the “Warrants”) to purchase up to 900,000 shares of Common Stock (“Warrant Shares”) at an exercise price equal to $3.00;
●	FOR PROPOSAL NO. 5 if the annual meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 4, our proxy holders may move to continue, adjourn, or postpone the annual meeting at that time to enable our Board of Directors to solicit additional proxies; and
●	IN THE DISCRETION OF the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

Can I change my proxy after submitting my proxy?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet, or mail, by voting in person at the meeting, or by delivering to our Secretary a written notice of revocation. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

If you hold your shares in street name, contact your broker, bank, trust, or other nominee regarding how to revoke your proxy and change your vote.

What is the vote required to approve each matter?

Proposal No. 1: Election of Directors. The affirmative vote of the holders of a plurality of the votes cast on the election of directors at the meeting is required for nominees to be elected as directors. The five nominees receiving the highest number of votes will be elected to the Board. Votes withheld and broker non-votes will have no effect on the vote.

Proposal No. 2: Advisory approval of compensation of our named executive officers. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. This proposal will be approved upon the affirmative vote of a majority of the common stock present in person or by proxy at the meeting. For purposes of counting votes on this matter, abstentions will have the effect of voting against the matter and broker non-votes will have no effect on the vote.

Proposal No. 3: Independent Registered Public Accounting Firm. The affirmative vote of a majority of the common stock present in person or by proxy at the meeting is necessary to approve the ratification of our independent registered public accounting firm for 2022. For purposes of counting votes on this matter, abstentions will have the effect of voting against the matter and broker non-votes will have no effect on the vote.

Proposal No. 4: The Warrant Approval Proposal. We are asking stockholders to approve the terms and issuance of common stock purchase warrants (the “Warrants”) to purchase up to 900,000 shares of Common Stock (“Warrant Shares”) at an exercise price equal to $3.00. The affirmative vote of a majority of the voting stock present in person or by proxy at the meeting is necessary to approve the Warrant Approval Proposal. For purposes of counting votes on this matter, abstentions will have the effect of voting against the matter and broker non-votes will have no effect on the vote.

Proposal No. 5: The Adjournment Proposal. The affirmative vote of a majority of the common stock present in person or by proxy at the meeting is necessary to approve the Adjournment Proposal. For purposes of counting votes on this matter, abstentions will have the effect of voting against the matter and broker non-votes will have no effect on the vote.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any matters which may come before the meeting other than the matters described in this proxy statement. Should any other matter requiring a vote of the stockholders arise and be properly presented at the annual meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

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What happens if the Annual Meeting is postponed?

Your proxy may be voted at the postponed meeting. You will still be able to change your proxy until it is voted.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

●	FOR PROPOSAL NO. 1 the election of all of the five nominees for director;
●	FOR PROPOSAL NO. 2 the non-binding advisory approval of the compensation of our named executive officers disclosed in this proxy statement;
●	FOR PROPOSAL NO. 3 the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for 2022;
●	FOR PROPOSAL NO. 4 the approval of the Warrant Approval Proposal; and
●	FOR PROPOSAL NO. 5 the Adjournment Proposal.

Who pays for this proxy solicitation?

All costs of soliciting proxies will be borne by us. Our directors, officers, and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on June 23, 2022:

Our proxy statement and 2021 Annual Report are

available at www.proxyvote.com.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors shall have not fewer than three (3) nor more than nine (9) seats. The Board of Directors has set the size of the Board of Directors at five (5). The directors shall be elected at each annual general meeting of the stockholders and, except as otherwise provided by applicable law, our Articles of Incorporation or Bylaws, each director shall hold office until the next annual meeting of stockholders or until the director’s successor has been elected and qualified. If for any reason directors are not elected at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders that is duly called and held for that purpose in the manner provided by the Bylaws.

Set forth below is certain information furnished to us by the director nominees.

Nominees for Director

Five directors are to be elected at the Annual Meeting, each for a one-year term ending on the earlier of: (a) the annual meeting of stockholders to be held in 2023; or (b) her or his successor is duly elected and qualified. The Board of Directors has nominated Eric Finnsson, Joseph Giansante, Robert Grammen, Stephanie Kilkenny, and Elizabeth Levy-Navarro for election to the Board of Directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of each of the nominees to the Board of Directors. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of these nominees will be unable or unwilling to stand for election, but if that occurs, all proxies received may be voted by the proxy holders for another person nominated by the Board of Directors. As there are five nominees, proxies may be voted for up to five persons.

Vote Required for Election of Directors

If a quorum is present, the nominees for election to the Board of Directors receiving the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the Board of Directors. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Director Nominees

The names and certain information as of the Record Date about the nominees are set forth below.

Eric Finnsson, age 60, was appointed to our Board of Directors on July 30, 2020. Since March 2019, Mr. Finnsson has served as chief financial officer of GLG Life Tech Corporation, a producer of zero calorie natural sweeteners. Prior to joining GLG Life Tech Corporation, Mr. Finnsson worked as an independent consultant, offering finance and business consulting services to start-ups and individuals investing in China. A retired KPMG audit partner, Mr. Finnsson worked for KPMG for over 25 years in Canada, Europe and China, including three years specializing in Global Risk Management in KPMG’s International Headquarters. During his time with KPMG in China, Mr. Finnsson specialized in auditing and advising large multinational groups in the food and beverages sector. Mr. Finnsson graduated from The University of British Columbia in 1987 with a major in Economics and received his designation as a Canadian Chartered Accountant in 1990. We believe Mr. Finnsson’s experience in finance, compliance and management provides a value to the Board.

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Joseph Giansante, age 55, was appointed to our Board of Directors on March 28, 2022. Since March 2021, Mr. Giansante has served as the Executive Vice President of Big League Dreams, LLC. Previous to his role at Big League Dreams, Mr. Giansante was Eastside Distilling’s Chief Marketing Officer from September 2019 until November 2020, having joined the Company as part of the Azuñia Tequila asset purchase. Prior to the acquisition, Mr. Giansante was the Managing Director of Azuñia Tequila and oversaw all aspects of the operation. Prior to Azuñia, Mr. Giansante served as the Senior Vice President, Chief Marketing Officer at Vivature Sports Solutions of Dallas, Texas after a long career in collegiate sports. During that earlier period, Mr. Giansante served as Executive Senior Associate Athletic Director and Chief Revenue Officer of Syracuse University athletics, as well as Senior Associate Athletic Director for Marketing and Brand Development - External Affairs for the University of Oregon Athletic Department, where he oversaw and managed Oregon athletics marketing and brand identity. Prior to joining the University of Oregon, Mr. Giansante served as the Programming Executive Producer and Director of the Oregon Sports Network and CSN, and was also the Ducks’ television play-by-play voice and studio show host for a 12-year period starting in 2000, where he won two sports Emmy Awards. Mr. Giansante holds a Bachelor of Arts in Journalism from the University of Oregon.We believe Mr. Giansante’s experience in marketing and management provides a value to the Board.

Robert Grammen, age 67, was appointed to our Board of Directors on June 15, 2020. Mr. Grammen currently serves as a managing director of EFO Management, LLC, a family investment office, where he is responsible for the origination, analysis, structure and execution of direct debt and equity investments. Prior to joining EFO Management, LLC in 1999, Mr. Grammen served as a vice president of International Trading Group, focusing on the purchase, restructure and sale of distressed municipal bond debt. Mr. Grammen received his Bachelor of Arts in Economics from Bethany College, Bethany, West Virginia. We believe Mr. Grammen’s experience in finance and investment provides a value to the Board.

Stephanie Kilkenny, age 50, was appointed to our Board of Directors in October 2019. Ms. Kilkenny was the former managing director of Azuñia Tequila, and together with her spouse, owns and controls TQLA, LLC (“TQLA”), the majority owner of Intersect Beverage, LLC. Ms. Kilkenny holds a BS Psychology from Ursinus College in Pennsylvania and relocated to CA immediately upon earning her degree. She began her post-college career in Client Services at the corporate offices of Mail Boxes Etc. and as an Operations Manager at the corporate offices of Insurance Express Services. After a few years in the corporate world, Ms. Kilkenny returned to the classroom to study photography and acquire an AA Interior Design from Mesa College; and then opened her own photography and design firm, Adair Interiors, LLC. Ms. Kilkenny currently serves as Board President of the Lucky Duck Foundation, a non-profit organization that has raised over $10 million dollars for various charitable organizations since Ms. Kilkenny and her husband Patrick founded it in 2005. In 2017, the Lucky Duck Foundation narrowed its focus to alleviating the suffering of San Diego County’s homeless population. Their annual Swing & Soiree event has raised over $1 million dollars per year for the past 5 years. We believe Ms. Kilkenny adds value to the board because of her experience as managing director of Azuñia Tequila.

Elizabeth Levy-Navarro, age 59, was appointed to our Board of Directors on March 22, 2021. Ms. Levy-Navarro co-founded and was Chief Executive Officer of Orrington Strategies, a management consulting firm, helping food and beverage, consumer products, and financial services executives grow their businesses and brands, from 2002 to 2017. Since 2018, she has been a corporate advisor with Summit Strategy Advisors. From 1993 to 2002, Ms. Levy-Navarro served as Partner, Practice Leader, and Operating Committee Member for The Cambridge Group. Ms. Levy-Navarro led her practice helping corporate executives develop and implement business growth strategies. Ms. Levy-Navarro also serves on the Wilshire Mutual Funds Board, as its Valuation Committee Chair, and on its Audit, Nominating, and Investment Committees. Since 2017, she has served as Advisory Board Member to the Burke Distributor Holdings Company, a regional alcohol beverage distributorship. Ms. Levy-Navarro earned her MBA in Finance from The Wharton School, University of Pennsylvania, and holds a BBA in Marketing from University of Michigan. We believe Ms. Levy-Navarro adds value to the board because of her experience in executive strategic leadership and board governance.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ERIC FINNSSON, JOSEPH GIANSANTE, ROBERT GRAMMEN, STEPHANIE KILKENNY, AND ELIZABETH LEVY-NAVARRO TO THE BOARD OF DIRECTORS.

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Executive Officers

The names and certain information about our executive officers as of the Record Date are set forth below:

Name	Age	Position
Geoffrey Gwin	54	Chief Executive Officer and Chief Financial Officer
Amy L. Brassard	33	Corporate Secretary

Our executive officers are each appointed by the Board of Directors and serve at the Board’s discretion. There are no family relationships among our officers or directors.

Geoffrey Gwin, age 54 was appointed as our Chief Executive Officer on February 1, 2022 and our Chief Financial Officer as of June 15, 2020. Mr. Gwin previously served as a member of the board of directors from August 2019 through June 2020. Mr. Gwin formed Group G Capital Partners, LLC in 2003 and has continuously managed its related strategies as its Chief Investment Officer. From June 2018 until February 2020, Mr. Gwin was a Member of Quad Capital Management Advisors, LLC and the Managing Member of Group G Capital Partners, LLC. Mr. Gwin was the Chairman of the Board and later a Board Observer of SMArtX Advisory Solutions, Inc., a private company offering technology solutions to wealth advisors, RIA’s and other financial services firms. Mr. Gwin has held positions at Symphony Asset Management, BHF-BANK Aktiengesellschaft, and Citibank, Inc. over the last three decades. Mr. Gwin holds a Bachelor of Science in Business from Wake Forest University and is a Chartered Financial Analyst.

Amy L. Brassard, age 33, was appointed as our Corporate Secretary on August 11, 2021 and joined the Company in August 2017. Ms. Brassard has served as our Director of Administration, HR and Compliance Specialist, and most recently as our Corporate Affairs Director. From October 2014 until July 2017, Ms. Brassard held the position of Equity Sales Assistant with KeyBanc Capital Markets serving the National Equities Sales Manager. From 2011 until 2014, Ms. Brassard worked as an Employment Specialist with a non-profit and then as a Staffing Manager for a boutique staffing agency. Ms. Brassard holds a Bachelor of Science in Business from the State University of New York at Oswego.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

On February 1, 2022, Ms. Elizabeth Levy-Navarro was appointed as Chairman of the Board, and Mr. Geoffrey Gwin was appointed as Interim Chief Executive Officer. We have determined that our current leadership structure suits our current leadership needs as we seek to implement our new sustainable business strategy and reinvent our business model for sustainable success and value creation. We recognize that different board leadership structures may be appropriate for companies in different situations and should be reviewed and carefully considered periodically in light of the Board’s composition and the needs of the Company. As a result, we intend to closely review and consider the optimal Board leadership structure for the Company at and following the Annual Meeting.

Our chair of the Board of Directors is responsible for the effective functioning of our Board of Directors, enhancing its efficacy by guiding Board of Directors processes and presiding at Board of Directors meetings. We expect our Chair to also act as a liaison between our Board of Directors and executive management, facilitating clear and open communication between management and the Board of Directors.

Board of Directors Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk-management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through our various standing committees as described below, that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. While our Board is ultimately responsible for risk oversight, our standing committees and management assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. For example, our audit committee is responsible for monitoring and assessing risk exposure related to financing, accounting, and investment risks.

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Director Independence

Generally, under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board of Directors has determined that directors Eric Finnsson, Robert Grammen, and Elizabeth Levy-Navarro, are independent within the meaning of Nasdaq listing standards. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Board of Directors further considered all transactions set forth under “Certain Relationships and Related Transactions” below.

Standing Committees and Attendance

The Board of Directors held a total of 8 meetings during 2021. During 2021, each incumbent director attended at least 75% of the meetings of our Board of Directors during the time period which the director then served.

The Board of Directors has established the following standing committees: an audit committee, a compensation committee, and a nominating & corporate governance committee. The Board of Directors determined that establishing standing audit, compensation, and nominating & corporate governance committees is an important element of sound corporate governance. During 2021, each incumbent director attended at least 75% of the meetings of the audit, compensation, and nominating & corporate governance committees upon which each director then served, if any.

Audit Committee

Our audit committee oversees the engagement of our independent public accountants, reviews our audited financial statements, meets with our independent public accountants to review internal controls and reviews our financial plans. Our audit committee currently consists of Eric Finnsson, who is the chair of the committee, Robert Grammen and Elizabeth Levy-Navarro. Each of Messrs. Finnsson, Grammen, and Ms. Levy-Navarro has been determined by our Board of Directors to be independent in accordance with Nasdaq and SEC standards. Our Board of Directors has also designated Mr. Finnsson as an “audit committee financial expert” as the term is defined under SEC regulations and has determined that Mr. Finnsson possesses the requisite “financial sophistication” under applicable Nasdaq rules. The audit committee operates under a written charter which is available on our website at https://www.eastsidedistilling.com/investors. Both our independent registered accounting firm and internal financial personnel will regularly meet with our audit committee and have unrestricted access to the audit committee. Each member of the audit committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows. Further, no member of the audit committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years.

Compensation Committee

Our compensation committee reviews and recommends policies, practices, and procedures relating to compensation for our directors, officers and other employees and advising and consulting with our officers regarding managerial personnel and development. Our compensation committee currently consists of Elizabeth Levy-Navarro, who is the chair of the committee, Eric Finnsson and Robert Grammen. Each of Messrs. Finnsson, Grammen and Ms. Levy-Navarro has been determined by our Board of Directors to be independent in accordance with Nasdaq standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter which is available on the Company’s website at https://www.eastsidedistilling.com/investors. Under its charter, the functions of the compensation committee include:

●	Reviewing and approving annually the corporate goals and objectives applicable to the CEO;

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●	Reviewing and approving the compensation of all other executive officers;
●	Reviewing and making recommendations to the Board of Directors regarding incentive compensation plans and equity-based plans;
●	Reviewing and approving any employment agreements, severance agreements or plans or change-in-control arrangements with executive officers;
●	Reviewing director compensation for service on the Board of Directors and committees at least once a year and to recommend any changes to the Board of Directors; and
●	Developing and recommending to the Board of Directors for approval an officer succession plan to develop and evaluate potential candidates for executive positions.

The compensation committee may delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the compensation committee may deem appropriate in its sole discretion.

Pursuant to its charter, the compensation committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant, outside legal counsel, or other advisors as it deems necessary to fulfill its duties and responsibilities under its charter. The compensation committee did not engage any consultants in 2021.

Nominating & Corporate Governance Committee

Our nominating and corporate governance committee (“Nominating Committee”) evaluates the composition, size and governance of our Board of Directors and its committees, evaluating and recommending candidates for election to our Board of Directors, establishing a policy for considering stockholder nominees and reviewing our corporate governance principles, establishing director compensation and providing recommendations to the Board of Directors. Our nominating committee currently consists of Robert Grammen, who is the chair of the committee, Eric Finnsson and Elizabeth Levy-Navarro. Each of Messrs. Finnsson, Grammen, and Ms. Levy-Navarro has been determined by our Board of Directors to be independent in accordance with Nasdaq standards. The Nominating Committee operates under a written charter which is available on the Company’s website at hhttps://www.eastsidedistilling.com/investors.

Director Nomination Process

The nominating committee identifies director nominees by first considering those current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of the skills and experiences of the current members and the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective or skills and experiences. If any member of the Board of Directors does not wish to continue in service, if the nominating committee or the Board of Directors decides not to re-nominate a member for reelection, if the nominating committee or the Board of Directors decided to fill a director position that is currently vacant, or if the nominating committee or the Board of Directors decides to recommend that the size of the Board of Directors be increased, the nominating committee identifies the desired skills needed by the board and will evaluate the experience of a new nominee in light of the criteria described below. Current members of the Board of Directors and management are polled for suggestions as to individuals meeting the Board of Directors’ criteria. Research may also be performed to identify qualified individuals and, if appropriate, the nominating committee may engage a search firm. Nominees for director are selected by a majority of the members of the Board of Directors, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination. We anticipate that all of our directors will participate in the consideration of the director nominees for election at the Company’s upcoming annual meeting. Although the nominating committee and the Board of Directors do not have a formal diversity policy, the Board of Directors expects that the nominating committee will consider such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the nominating committee include judgment, knowledge, skill, diversity (including factors such as race, gender, and experience), integrity, experience with businesses and other organizations of comparable size, including experience in the spirits industry, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors.

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In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of us and all stockholders, act ethically at all times, and adhere to the applicable provisions of our Code of Business Conduct and Ethics. Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, unless determined otherwise by the nominating committee, there are no stated minimum criteria, qualities, or skills for director nominees. However, the nominating committee may also consider such other factors as it may deem are in the best interests of us and all stockholders. In addition, at least one member of the Board of Directors serving on the audit committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable Nasdaq and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable Nasdaq rules.

The nominating committee and the Board of Directors may consider suggestions for persons to be nominated for director that are submitted by stockholders. The nominating committee will evaluate stockholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors, or other appropriate sources. Stockholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices as referenced above at least 90 days before the anniversary of the prior year’s annual stockholder meeting. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of Eastside Distilling, Inc., a description of the proposed nominee’s relationship to the stockholder and any information that the stockholder feels will fully inform the Board of Directors about the proposed nominee and his or her qualifications. The Board of Directors may request further information from the proposed nominee and the stockholder making the recommendation. In addition, a stockholder may nominate one or more persons for election as a director at our annual meeting of stockholders.

Code of Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Requests may be directed to our principal executive offices at 2321 NE Argyle Street, Unit D, Portland, Oregon 97211. Also, a copy of our Code of Business Conduct and Ethics is available on our website. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

2021 Director Compensation

In October of 2019, the Board of Directors established an annual compensation program for directors to include 1) an initial board election RSU grant of $5,000, paid one time upon appointment or election, 2) board chair premium of $20,000, and 3) annual committee member fees of $20,000. In July of 2020, the Board of Directors formally approved the acceptance of restricted stock units to be paid in lieu of cash, each such award to be fully-vested and payable as of the date of grant.

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On August 11, 2021, the Company’s annual compensation program for its board of directors was approved. Effective October 1, 2021, it now includes 1) annual board member fees of $45,000, paid in quarterly installments, (2) an annual board chair fees of $24,000, paid in quarterly installments, (3) an annual committee chair premium of $5,000, paid in quarterly installments, and (4) an annual committee member fee of $20,000, paid in quarterly installments. The directors have agreed to be compensated in RSU’s in lieu of cash payment.

Paul Block, our only employee director during 2021, received compensation only for services as an executive officer. The following table sets forth information regarding compensation earned by or paid to our non-employee directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)		Total ($)
Eric Finnsson	124,500	(1)	-		-		124,500
Stephanie Kilkenny	68,250	(2)	-		-		68,250
Robert Grammen	119,500	(3)	-		-		119,500
Elizabeth Levy-Navarro	79,465	(4)	12,450	(5)	5,000	(6)	96,915

(1)	Elected to receive 59,519 RSUs in lieu of cash for $119,500 of earned fees as valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant. Mr. Finnsson also received $5,000 in cash.
(2)	Elected to receive 37,130 RSUs in lieu of cash for $68,250 of earned fees as valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant.
(3)	Elected to receive 59,519 RSUs in lieu of cash for $119,500 of earned fees as valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant.
(4)	Elected to receive 36,796 RSUs in lieu of cash for $79,465 of earned fees as valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant.
(5)	Amounts reflect the aggregate grant date fair value of the 5,399 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant ($2.82, $2.58 and $1.79 per share) without regards to forfeitures.
(6)	Amounts reflect the aggregate grant date fair value of 5,000 shares of common stock underlying the stock options with an exercise price of $1.90, without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the director. The options issued vest immediately. The assumptions used to calculate the value of the stock options are set forth in Note 17 in the Notes to Consolidated Financial Statements.

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EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers for services rendered during the fiscal years ended December 31, 2021 and 2020.

Name and Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		All Other Compensation ($)		Total ($)
Paul Block	2021	350,000		-		200,000	(1)	-		550,000
Chief Executive Officer, Director (From July 1, 2020 Until February 1, 2022)	2020	174,777	(2)	87,388	(3)	100,000	(4)	60,000	(5)	422,165

Geoffrey Gwin	2021	232,692		-		44,000	(6)	-		276,692
Interim Chief Executive Officer (Since February 1, 2022); Chief Financial Officer (Since June 15, 2020); Director (August 27, 2019 to June 15, 2020)	2020	51,923		35,000	(7)	150,000	(8)	62,989	(9)	299,912

Amy Brassard	2021	85,530		5,000		52,800	(10)	-		143,330
Corporate Secretary (Since August 11, 2021)	2020	80,166		-		-		-		80,166

(1)	Mr. Block received a grant of the equivalent of $200,000 of RSUs, one-twelfth (1/12) of which will be earned and vested on each of March 31, June 30, September 30 and December 31, beginning March 31, 2021 and ending December 31, 2023, if Mr. Block remained employed on the applicable vesting date. Mr. Block resigned from the Company on February 1, 2022.
(2)	Mr. Block’s salary in 2020 was paid in stock. The amount reflects the aggregate grant date fair value of 125,000 shares calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant.
(3)	Mr. Block’s bonus in 2020 was paid in stock. The amount reflects the aggregate grant date fair value of 62,500 shares calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant.
(4)	Mr. Block received a grant of the equivalent of $100,000 of RSUs, one-half (1/2) of which were earned and vested on each of March 31, 2021 and June 30, 2021.
(5)	Mr. Block received $60,000 in director fees for 2020.
(6)	Mr. Gwin received a grant of the equivalent of $44,000 of RSUs, which vest on January 15, 2023 if Mr. Gwin remains employed on the applicable vesting date.
(7)	Mr. Gwin received a bonus of $35,000, $17,500 of which was paid in cash and $17,500 was paid in 16,204 shares of stock, calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant.
(8)	Mr. Gwin received a grant of the equivalent of $150,000 of RSUs, one-quarter of which were earned and vested on each of September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021. Subsequent to December 31, 2020, $56,250 of unvested RSU’s were rescinded by mutual agreement.
(9)	Mr. Gwin received $62,989 in director fees for 2020, which he elected to receive in 40,246 restricted stock units in lieu of cash, calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant.
(10)	Ms. Brassard received a grant of the equivalent of $26,400 of RSUs, which vested immediately. In addition, she received a grant of the equivalent of $26,400 of RSUs, which vest on January 15, 2023 if Ms. Brassard remains employed on the applicable vesting date.

All Other Compensation

None.

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2021 Outstanding Equity Awards Fiscal Year-End

The following table sets forth all outstanding equity awards made to each of the Named Executive Officers that were outstanding as of December 31, 2021. The unvested equity awards held by Mr. Block as of December 31, 2021 terminated upon his resignation on February 1, 2022.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Paul Block
2021 Grant (1)	-	-	-	$-	-	-	$-	156,250	$200,000
2022 Grant (2)	-	-	-	$-	-	-	$-	156,250	$200,000
2023 Grant (3)	-	-	-	$-	-	-	$-	78,125	$100,000

Geoffrey Gwin (4)	-	-	-	$-	-	-	$-	25,000	$44,000

Amy L. Brassard (5)	-	-	-	$-	-	-	$-	15,000	$26,400

(1)	Mr. Block received a grant of the equivalent of $200,000 of RSUs, one-twelfth (1/12) of which would be earned and vested on each of March 31, June 30, September 30 and December 31, beginning March 31, 2021 and ending December 31, 2023, if Mr. Block remained employed on the applicable vesting date. Mr. Block resigned from his employment on February 1, 2022.
(2)	Mr. Block received a grant of the equivalent of $200,000 of RSUs, one-twelfth (1/12) of which would be earned and vested on each of March 31, June 30, September 30 and December 31, beginning March 31, 2022 and ending December 31, 2024, if Mr. Block remained employed on the applicable vesting date.
(3)	Mr. Block received a grant of the equivalent of $100,000 of RSUs, one-twelfth (1/12) of which will be earned and vested on each of March 31, June 30, September 30 and December 31, beginning March 31, 2023 and ending December 31, 2025, if Mr. Block remained employed on the applicable vesting date.
(4)	Mr. Gwin received a grant of the equivalent of $44,000 of RSUs, which will vest January 15, 2023, if Mr. Gwin remains employed on the applicable vesting date.
(5)	Ms. Brassard received a grant of the equivalent of $26,400 of RSUs, which will vest January 15, 2023, if Ms. Brassard remains employed on the applicable vesting date.

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Employment Agreements

The Company does not have a formal severance policy or plan applicable to the executive officers as a group. The following summaries of the employment agreements are qualified in their entirety by reference to the text of the employment agreements, as amended, which have been previously filed in our prior SEC reports.

Employment Agreement with Paul Block

  Paul Block was appointed as our Chief Executive Officer as of July 1, 2020, at which time he entered into an employment agreement. The agreement was terminated effective February 1, 2022.

Employment Agreement with Geoffrey Gwin

On June 15, 2020 the Company entered into an Executive Employment Agreement with Mr. Gwin. The agreement expired on June 15, 2021. Mr. Gwin is now employed at will, with the terms of his employment being determined by the expired Employment Agreement.

Under the Employment Agreement, Mr. Gwin received an annual base salary of $250,000, with $100,000 in cash and $150,000 in RSUs. Twenty-five percent (25%) of the award vested on each of March 31, June 30 and September 30 and December 31 of each year this contract is in effect, beginning September 30, 2020. Mr. Gwin was eligible to receive a target incentive payment of 100% of his annual base salary beginning in 2020, paid 50% in RSUs and 50% in cash. Actual payments were determined based on a combination of the Company’s results and individual performance against the applicable performance goals established by the Compensation Committee of the Board. Mr. Gwin also received (i) a signing bonus of $35,000, 50% in cash and 50% in fully vested stock of the Company, and (ii) other benefits that were generally available to other executive officers of the Company. Effective February 4, 2021, Mr. Gwin and the Company entered into a First Amendment to Employment Agreement (the “First Amendment”), pursuant to which (i) the Company agreed to pay his entire base salary in cash following the transactions contemplated by that Termination and Inventory Purchase Agreement (the “Termination Agreement”) dated as of February 2, 2021 with Redneck Spirits Group LLC, and (ii) $56,250 of unvested RSUs were rescinded.

Potential Payments upon Termination

In the event that the Company terminated Mr. Gwin’s employment without cause, Mr. Gwin’s Executive Employment Agreement provided for payment of his Base Salary for the unexpired portion of his employment term. Since the term of his employment agreement has expired, Mr. Gwin is not currently entitled to any payment upon termination.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2020 as to which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination and other arrangements which are described above under the headings “Compensation of Directors” and “Executive Compensation.” As of the date of this Proxy Statement, there are no proposed transactions as described in the foregoing sentence.

Stephanie Kilkenny

Stephanie Kilkenny was appointed to the Board in accordance with the terms of the Asset Purchase Agreement, dated September 12, 2019 (the “Asset Purchase Agreement”), between us and Intersect Beverage, LLC, a California limited liability company (“Intersect”), pursuant to which we acquired substantially all of the assets of Intersect, an importer and distributor of tequila and related products under the brand name Azuñia. The Transaction closed on September 12, 2019. Mrs. Kilkenny was the former managing director of Azuñia Tequila, and together with her spouse, owns and controls TQLA, the majority owner of Intersect.

On February 5, 2021, we repaid other liabilities due to Intersect and TQLA in an amount of $0.7 million.

In connection with the acquisition of Azuñia Tequila from Intersect, TQLA was entitled to receive up to 93.88% of the aggregate consideration payable under the Asset Purchase Agreement. On February 10, 2021 and April 19, 2021, we issued 1.2 million shares and 682,669 shares, respectively, of our common stock (the “Shares”) to certain affiliates of Intersect pursuant to the Asset Purchase Agreement at a weighted-average of $4.67 per share and $1.82 per share, respectively. The Shares constitute the “Fixed Shares” due to Intersect pursuant to the Asset Purchase Agreement. As of December 31, 2021, all shares issued to TQLA had been sold by it.

On April 19, 2021, we issued $7.8 million in principal amount of promissory notes as the Earnout Consideration under the Asset Purchase Agreement. The loans mature in full on April 1, 2024 and accrue interest at a rate of 6.0% annually. TQLA received a total of 598,223 shares of common stock and a promissory note in the principal amount of $6.9 million. In October 2021, TQLA sold its promissory note in the principal amount of $6.9 million.

On March 21, 2022, we entered into a Secured Line of Credit Promissory Note (the “Note”) with TQLA for $2.0 million. The principal amount of the Note was increased to $3.0 million on April 19, 2022. The maturity date for the loan will be March 21, 2023, except that we have a conditional right to extend the maturity date to September 21, 2023. The loan bears interest at 9.25% per annum and carries a commitment fee of 2.5%. The loan is secured by a pledge of our ownership interest in Craft Canning + Bottling, LLC (“Craft C+B”) as well as a security interest in our spirits inventory. The loan is guaranteed by Craft C+B and the guaranty is secured by a pledge of the assets of Craft C&B.

Pursuant to the Note, we issued to TQLA a Common Stock Purchase Warrant (the “Warrant”). The Warrant allows its holder, prior to March 21, 2027, to purchase our common stock for $1.20 per share with the maximum purchase price equaling the aggregate amount borrowed under the Note.

Robert Grammen

Effective June 15, 2020, our Board appointed Robert Grammen to the Board to fill an existing vacancy on the Board. Mr. Grammen is also a member of Intersect. Pursuant to the Asset Purchase Agreement between the Company and Intersect, Mr. Grammen received a total of 22,027 shares of our common stock and a promissory note in the principal amount of $91,740.

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We believe that the foregoing transactions were in the best interests of the Company. Consistent with Section 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time they are authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Policies and Procedures for Transactions with Related Persons

Our audit committee is responsible for reviewing, approving, and overseeing any transaction between the Company and any related person and any other potential conflict of interest situations on an ongoing basis. Our informal policy (which we intend to formalize in the near future) has been that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Under this policy, any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee may consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into after presentation, consideration, and approval by our Board of Directors.

In circumstances where one or more members of the audit committee may have a potential conflict of interest with respect to, or an interest in, any relationship or transaction involving the Company, we may establish a special committee consisting of disinterested directors to act on the Company’s behalf with respect to such relationship or such transaction.

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STOCK OWNERSHIP

Security Ownership of Principal Stockholders, Directors and Management

Common Stock

The following table sets forth information as of April 25, 2022 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. As of April 25, 2022, the Company had 15,285,825 shares of common stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of April 25, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name And Address (1)	Number of Common Shares Beneficially Owned		Percentage Owned
5% Stockholders:
Crater Lake Pte Ltd (2)	923,118	(3)	5.70%
Bigger Capital Fund, LP (4)
District 2 Capital Fund LP (5)	1,696,540	(6)	9.99%
TQLA, LLC	2,647,165	(7)	14.86%

Officers and Directors
Geoffrey Gwin	444,115	(8)	2.90%
Amy Brassard	20,609	(9)	0.13%
Eric Finnsson	97,258	(10)	0.63%
Stephanie Kilkenny	2,647,165	(7)	14.86%
Robert Grammen	164,061	(11)	1.07%
Elizabeth Levy-Navarro	61,900	(12)	0.40%
Joseph Giansante	521		0.00%
All directors and executive officers as a group (7 persons)	3,435,629		19.11%
	6,055,287

(1)	Unless otherwise noted, the address is c/o Eastside Distilling, Inc., 2321 NE Argyle, Unit D, Portland, Oregon 97211.
(2)	The address is 883 North Bridge Road, #06-05 Southbank, Singapore 198785.
(3)	Includes 806,451 shares of common stock issuable upon conversion of 2,500,000 shares of the Company’s Series B Preferred Stock and 116,666 shares of common stock of the registrant issuable upon exercise of warrants at an exercise price of $3.75 per share.

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(4)	The address is 11434 Glowing Sunset Lane, Las Vegas, Nevada 89135.
(5)	The address is 175 West Carver Street, Huntington, New York 11743.
(6)	Bigger Capital Fund, LP and District 2 Capital Fund LP are a “group” as that term is defined by the SEC. The ownership of the group includes (a) up to 681,818 shares of common stock issuable upon conversion of convertible promissory notes and up to 409,091 shares issuable upon exercise of warrants owned by Bigger Capital Fund, LP and (b) up to 681,818 shares of common stock issuable upon conversion of convertible promissory notes and up to 409,091 shares issuable upon exercise of warrants owned by District 2 Capital Fund LP. The notes may not be converted and the warrants may not be exercised if, after giving effect to the conversion or exercise, the holder would beneficially own in excess of 9.99% of the Company’s outstanding common stock; accordingly the value stated in the table does not include 485,278 shares issuable upon full conversion. The information in this note is based on a Schedule 13G filed on February 14, 2022.
(7)	Includes 102,460 shares held in Ms. Kilkenny’s capacity as trustee of the Stephanie A. Kilkenny Trust; 2,500,000 shares issuable upon exercise of warrants held by TQLA, LLC (“TQLA”), which Ms. Kilkenny, together with her spouse, owns and controls; and 27,778 warrants held directly by Patrick J. Kilkenny, Trustee of the Patrick J. Kilkenny Revocable Trust. Mr. Kilkenny is the spouse of the Reporting Person.
(8)	Includes 107,000 shares held by Group G Investments, LP (“Group G Investments”), the general partner of which is Group G Capital Partners, LLC. Mr. Gwin is the managing member and Chief Investment Officer of Group G Capital Partners, LLC and is also a limited partner of Group G Investments. By virtue of his roles with Group G Capital Partners, LLC, he may be deemed to be the indirect beneficial owner of Group G Investments’ portfolio securities; however, he disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein. Also includes 25,000 RSUs that vest January 15, 2023.
(9)	Includes 15,000 RSUs that vest January 15, 2023 and 5,609 shares underlying presently exercisable stock options.
(10)	Includes 5,000 shares underlying presently exercisable stock options.
(11)	Includes 5,000 shares underlying presently exercisable stock options.
(12)	Includes 5,000 shares underlying presently exercisable stock options.

Series B Preferred Stock

The following table sets forth information as of April 25, 2022 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding Series B preferred stock. As of April 25, 2022, we had 2,500,000 shares of Series B preferred stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of capital stock shown as beneficially owned by the stockholder.

Shares of Series B preferred stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 25, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name And Address	Number of Series B Preferred Shares Beneficially Owned	Percentage Owned
5% Stockholders:
Crater Lake Pte Ltd	2,500,000	100.00%
883 North Bridge Road #0605 Southbank Singapore 198785

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PROPOSAL NO. 2

ADVISORY VOTE (NON-BINDING) ON EXECUTIVE COMPENSATION

Our executive compensation program is intended to attract, motivate, reward, and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation. We believe that our compensation policies and procedures are aligned with the long-term interests of our stockholders.

As required by Section 14A of the Exchange Act, this proposal seeks a stockholder advisory vote on the approval of compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the stockholders approve the compensation of Eastside Distilling, Inc.’s executives, as disclosed in the compensation tables, and the related disclosure contained in the proxy statement.”

Our Board of Directors urges you to endorse the compensation program for our executive officers by voting FOR the above resolution. The Compensation Committee of the Board of Directors believes that the executive compensation for 2021 was reasonable, appropriate, and justified by the company’s performance. The Board of Directors recommended, and our stockholders approved, that the advisory vote on executive compensation be held every year. Therefore, the next advisory vote on executive compensation after the 2022 annual meeting will occur at the 2023 annual meeting of stockholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM AS DISCLOSED IN THIS PROXY STATEMENT. UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED AS PROXIES INTEND TO VOTE ALL PROXIES RECEIVED FOR APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM.

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PROPOSAL NO. 3

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm for the year ending December 31, 2022. M&K began serving as our independent auditor as of October 6, 2017. Services provided to us by M&K in 2021 and 2020 are described under the heading “Principal Accountant Fees and Services” below.

Our Board of Directors is asking our stockholders to ratify the selection of M&K as our independent registered public accounting firm.

Representatives of M&K plan to attend the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders.

Principal Accountant Fees and Services

Audit Fees

M&K CPAS, PLLC (“M&K”) billed us $59,000 in fees for our 2021 annual audit and $54,000 in fees for the completion of our 2020 audit. M&K also billed $31,500 and $28,500 in fees for the review of our quarterly financial statements in 2021 and 2020, respectively.

Audit Related Fees

We paid fees to M&K for assurance and related services of $15,500 and $10,500 related to other SEC filings in 2021 and 2020, respectively.

Tax Fees

For the years ended December 31, 2021 and 2020, the aggregate fees billed for tax compliance by M&K were $4,000 and $15,000, respectively.

Pre-Approval Policies and Procedures

We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, our audit committee pre-approves all services to be provided by M&K and the estimated fees related to these services.

All audit, audit related, and tax services were pre-approved by the audit committee, which concluded that the provision of such services by M&K was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Our pre-approval policies and procedures provide for the audit committee’s pre-approval of specifically described audit, audit-related, and tax services on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policies and procedures also require specific approval by the audit committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policies and procedures authorize the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

In connection with our financial statements for the fiscal year ended December 31, 2021, the Audit Committee has:

● Reviewed and discussed the audited financial statements with management;

● Discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees); and

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● Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the Audit Committee approved our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022.

Submitted by the Audit Committee:

Eric Finnsson (Chair)

Robert Grammen

Elizabeth Levy-Navarro

Vote Required

The ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ended December 31, 2022, requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF M&K CPAS, PLLC

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

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PROPOSAL NO. 4

THE WARRANT APPROVAL PROPOSAL

Background - Private Placement

During 2020, our management and the Board continued to evaluate our available capital in view of general economic conditions and the conditions in the spirits industry specifically, and in view of our capital requirements to fund operating activities, inventories, and acquisitions. To address our capital needs, our management and the Board determined that it would be prudent to explore various alternatives to increase capital, including methods of generating capital through debt financings, disposition of product lines, and the sale of debt or equity securities through a private placement, public offering or rights offering. After considering our financing alternatives and options in consultation with our financial advisors, our management proposed to the Board that we explore the feasibility of selling convertible debt securities in a private placement and the Board authorized us to investigate this method of raising capital. The Board also authorized us to engage Roth Capital Partners (“Roth Capital”) to approach potential investors on our behalf.

During the first quarter of 2021, Roth Capital approached potential investors regarding the potential private placement. We negotiated with such potential accredited investors regarding the terms of the private placement and the specific amount each investor would be willing to invest. Throughout the negotiations, management reported to the Board. In March 2021, Roth Capital introduced to the Company Bigger Capital Fund, LP and District 2 Capital Fund LP (the “Investors”) and we discussed with the Investors a private placement of notes and warrants.

Following negotiations, each member of the Board reviewed the drafts of the Purchase Agreement, the Notes, the Warrants, and the related transaction documents. The Board approved the Private Placement and approved the execution of Purchase Agreement, the Notes, and the Warrants, each in substantially the form presented to the Board, and the transactions contemplated by the Purchase Agreement, the Notes, and the Warrants.

In light of such approval, from April 19, 2021 through May 12, 2021, the Company issued to Bigger Capital Fund, LP and District 2 Capital Fund LP (the “Investors”) in a private placement Three Million Three Hundred Thousand Dollars ($3,300,000) of principal amount of six percent (6%) secured convertible promissory notes of the Company (“Note” or “Notes”) which notes are convertible into shares (“Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) at an initial conversion price of $2.20, and warrants (the “Existing Warrants”), to purchase up to 900,000 shares of Common Stock (“Existing Warrant Shares”) at an exercise price of $2.65 per Existing Warrant Share. If all of the Existing Warrants were exercised in cash at the exercise price of $2.65 per Existing Warrant Share, the Company would receive gross proceeds of $2.385 million and would issue an aggregate of 900,000 Existing Warrant Shares.

The Notes and the Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company thereafter registered the resale of the Conversion Shares and the Existing Warrant Shares pursuant to a registration statement filed with the SEC.

Warrant Exercise Inducement Letters and Issuance of Warrants

On July 30, 2021, the Company entered into warrant exercise inducement offer letters (“Inducement Letters”) with the Investors pursuant to which the Investors agreed to exercise for cash their Existing Warrants to purchase the 900,000 Existing Warrant Shares in exchange for the Company’s agreement to issue new warrants (the “New Warrants”) to purchase up to 900,000 shares of Common Stock (the “New Warrant Shares”). The New Warrants have substantially the same terms as the Existing Warrants, except that the New Warrants have an exercise price of $3.00 per share, are exercisable five years after they become exercisable, and will become exercisable upon the Company’s receipt of approval from its stockholders (the “Stockholder Approval”) to (1) amend its articles of incorporation to increase its authorized common stock to a number of shares that equals or exceeds 17,000,000 shares, and (2) to approve the terms and issuance of the New Warrants. Concurrently therewith, the holders exercised the Existing Warrants for gross proceeds of $2.385 million. The Company used the net proceeds of the exercise of the Existing Warrants for acquisition of capital equipment and general working capital needs.

The Company also agreed to file a registration statement covering the resale of the New Warrant Shares no later than 15 calendar days following the date of the Company’s receipt of stockholder approval as described above pursuant to the same terms and conditions of that certain Registration Rights Agreement by and between the Company and the Holder dated as of April 19, 2021 as if the New Warrant Shares were “Registrable Securities” thereunder.

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Pursuant to the Inducement Letters, until the Company shall have obtained stockholder approval of the issuance of the New Warrants, the Company may not make any sale, grant, or other disposition or issuance (or announce any sale, grant or other disposition or issuance) of (i) any Common Stock or any rights, options, or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, or (ii) any rights to reprice any Common Stock or any rights, options, or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, if any such sale, grant, or other disposition or issuance would entitle any person to acquire shares of Common Stock for a consideration per share less than a price equal to the exercise price of the New Warrants in effect immediately prior to such sale, grant, or other disposition or issuance or deemed sale, grant, or other disposition or issuance; provided, however, that the foregoing provisions of this sentence shall not be applicable to any sale, grant, or other disposition or issuance (or announcement of any sale, grant, or other disposition or issuance) of any Excluded Securities (as defined in the New Warrants).

At any time during the period commencing from the nine month anniversary of the Inducement Letters and ending at such time that both Investors cease to own any New Warrants or New Warrant Shares, if either (x) the Company has not obtained the Stockholder Approval (a “Stockholder Approval Failure”) or (y) the Company has not secured the listing of all of the New Warrant Shares on Nasdaq (a “Listing Approval Failure”, and together any Stockholder Approval Failure, each an “Approval Failure”) then, in addition to the Investor’s other available remedies, the Company must pay to the Investors, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to exercise the New Warrants and/or sell the New Warrant Shares, monthly cash payments each in an amount equal to three percent (3.0%) of the aggregate New Warrant Exercise Price for the purchase of all New Warrant Shares under the Investors’ New Warrants (with each monthly payment pro-rated for the number of days of each calendar month during which such Approval Failure remains uncured), beginning from the first month during which any Approval Failure occurs and for each calendar month thereafter, until the earlier of (a) the date such Approval Failure is cured and (b) the two year anniversary of the date of the Inducement Letters.

The stockholders of the Company approved an amendment to the Company’s articles of incorporation to increase its authorized common stock to 35,000,000 shares on August 19, 2021. The Company’s articles of incorporation were amended to increase its authorized common stock to 35,000,000 shares effective as of August 20, 2021.

New Warrant Terms

The following summary of certain terms and provisions of the New Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the New Warrants, the form of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2021 and is incorporated herein by reference. For more information about accessing the Current Report on Form 8-K and the other information we have filed or file with the SEC, see “Where You Can Find More Information” below.

Duration and Exercise Price

The New Warrants are exercisable from and after the date on which the Company’s receipt of approval from its stockholders to (1) amend its articles of incorporation to increase its authorized common stock to a number of shares that equals or exceeds 17,000,000 shares, and (2) to approve the terms and issuance of the New Warrants, and the New Warrants expire five years after the date on which they first become exercisable. The New Warrants are exercisable at an exercise price per share of common stock equal to $3.00 per share. The holder of a New Warrant will not be deemed a holder of the underlying common stock until the New Warrant is exercised. No fractional shares of common stock will be issued in connection with the exercise of the New Warrants. Instead, for any such fractional share that would have otherwise been issued upon exercise of a New Warrant, the Company will, at its election, either pay a cash adjustment in respect of such fraction or round such fraction up to the next whole share.

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Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice, provided that payment in full for the number of shares of the Company’s common stock purchased upon such exercise is delivered to the Company in accordance with the terms of the New Warrants (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the New Warrant to the extent that the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would own more than 9.99% of the Company’s outstanding common stock immediately after exercise. The holder, upon at least 61 days notice to the Company, may increase or decrease this beneficial ownership limitation, so long as such limitation does not exceed 9.99%.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the shares of common stock underlying such New Warrant under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of such holder’s ownership of shares of the Company’s common stock, the holders of the New Warrants do not have the rights or privileges of holders of common stock with respect to the shares of common stock underlying the New Warrants, including any voting rights, until they exercise their New Warrants.

Stock Dividends and Splits

If the Company, at any time while a New Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the exercise price of the New Warrant shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of New Warrant Shares issuable upon exercise of the New Warrant shall be proportionately adjusted such that the aggregate exercise price of the New Warrant shall remain unchanged.

Fundamental Transaction

In the event of a fundamental transaction, as described in the New Warrants and generally including any reorganization, recapitalization, or reclassification of the Company’s common stock, the sale, transfer, or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the Company’s outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the Company’s outstanding common stock, the holders of the New Warrants will be entitled to receive upon exercise of the New Warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the New Warrants immediately prior to such fundamental transaction.

Subsequent Equity Sales

If, at any time after the Company has obtained stockholder approval and while any New Warrant is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock (other than “Excluded Securities”, as defined in the New Warrants) (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) entitling any person to acquire shares of Common Stock for a consideration per share less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount price (calculated to the nearest one-hundredth of a cent) on a weighted average basis, and simultaneously, the number of Warrant Shares that may be purchased upon exercise of the New Warrant would be increased or decreased proportionately, so that, after such adjustment, the aggregate Exercise Price payable under the New Warrant shall be the same as was in effect immediately prior to such adjustment. As a result of the sales of securities by the Company after the issuance of the New Warrants, the exercise price of the New Warrants has reduced from $3.00 to $2.65.

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The foregoing description of the Inducement Letters and the New Warrants does not purport to be complete and is qualified in its entirety by reference to the form New Warrant and forms of Inducement Letter filed herewith. For further discussion of the terms of the Existing Warrants, see the Company’s Current Report on Form 8-K, filed with the SEC on April 23, 2021, which portions describing the Existing Warrants are incorporated herein by reference.

Why We Need Stockholder Approval and Effect of Stockholder Approval or Disapproval of the Warrant Approval Proposal

Our Common Stock is traded on The NASDAQ Global Market under the symbol “EAST.” Because our Common Stock is listed on The NASDAQ Global Market, we are subject to NASDAQ’s rules and regulations. NASDAQ Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. NASDAQ generally considers a change of control to occur when, as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of Common Stock or voting power and such ownership or voting power would be the largest ownership position. NASDAQ Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which equals 20% or more of Common Stock or 20% or more of the voting power outstanding before the issuance, or the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable our Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

The New Warrants are not exercisable unless and until the Company receives stockholder approval of the terms and issuance of the New Warrants, and they will not become exercisable if stockholder approval is not obtained. The Company seeks approval of the Warrant Approval Proposal to allow the New Warrants to become exercisable.

As of July 30, 2021, there were 12,417,577 shares of Common Stock outstanding. In connection with the Private Placement, we issued an aggregate of Three Million Three Hundred Thousand Dollars ($3,300,000) of Notes, convertible into Conversion Shares at a conversion price of $2.20 per share, such that the Investors can acquire 1,500,000 shares upon full conversion of the Notes. In addition, we issued the Existing Warrants in the Private Placement, granting those same Investors the right to purchase up to 900,000 Existing Warrant Shares at an exercise price of $2.65 per Existing Warrant Share. Thus, before exercise of the Existing Warrants, the Investors had a right to acquire a total of 2,400,000 shares of our Common Stock, which constituted 19.3% of our Common Stock outstanding on that date, and, if the Investors converted all Notes into shares of Common Stock and exercised all Existing Warrants, they would collectively hold 16.2% of our outstanding Common Stock (2,400,000 shares out of a total of 14,817,577 shares outstanding after the issuance of the Conversion Shares and the Existing Warrant Shares).

If the New Warrants issued pursuant to the Warrant Exercise Inducement Letters were immediately exercisable (and if the New Warrants do become exercisable as a result of the stockholders’ approving this Warrant Approval Proposal), the Investors would have beneficially owned or had a right to acquire beneficial ownership of a total of 3,300,000 shares, which would constitute 26.6% of the 12,417,577 shares outstanding as of July 30, 2021, and if the Investors converted all Notes into shares of Common Stock and exercised all New Warrants, they would collectively hold 21.0% of our outstanding Common Stock (3,300,000 shares out of a total of 15,717,577 shares outstanding after the issuance of the Existing Warrants Shares, the Conversion Shares, and the New Warrant Shares).

In addition, as with the Notes and the Existing Warrants, the New Warrants contain “ratchet” anti-dilution features, so the Company’s future issuance of securities could reduce the $3.00 per share exercise price of the New Warrants. If such a reduction occurred, the Investors could acquire more than 900,000 shares of Common Stock upon exercise of the New Warrants. Also, while the Existing Warrants have been exercised, the Notes still remain outstanding and also contain “ratchet” anti-dilution features, so the Company’s future issuance of securities could also reduce the $2.20 per share conversion price of the Notes. If such a reduction occurred, the Investors could acquire more than 2,200,000 shares of Common Stock upon conversion of the Notes.

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The Company is seeking stockholder approval under NASDAQ Listing Rule 5635(b) and NASDAQ Listing Rule 5635(d) so that the New Warrants may become exercisable. If that were to occur, it would result in a change of control in that the Investors would own, or have the right to acquire, 20% or more of the outstanding shares of our Common Stock or voting power and such ownership or voting power would be the largest ownership position of the Company. It could also result in the issuance of shares either in excess of 20% or more of the outstanding shares of Common Stock or voting power or at less than the greater of market price or book value per share. The triggering of the anti-dilution provisions of the Notes or the New Warrants could result in the issuance of even more shares or voting power.

Moreover, if stockholder approval is not obtained for the Warrant Approval Proposal by April 30, 2022, then, in addition to the Investor’s other available remedies, the Company must pay to the Investors monthly cash payments each in an amount equal to three percent (3.0%) of the aggregate New Warrant Exercise Price for the purchase of all New Warrant Shares under the Investors’ New Warrants (totaling $81,000 per month) (with each monthly payment pro-rated for the number of days of each calendar month during which such Approval Failure remains uncured), beginning from the first month during which any Approval Failure occurs and for each calendar month thereafter, until the earlier of (a) the date such Approval Failure is cured and (b) the two year anniversary of the date of the Inducement Letters. The Company is seeking stockholder approval of the Warrant Approval Proposal to avoid the requirement to pay these Approval Failure Payments.

Required Vote

Approval of the Warrant Approval Proposal requires that the majority of shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the Warrant Approval Proposal vote for approval. Abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against the Warrant Approval Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE WARRANT APPROVAL PROPOSAL.

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PROPOSAL NO. 5

AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

General

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal No. 3, our proxy holders may move to continue, adjourn, or postpone the Annual Meeting at that time in order to enable our Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 4. If our stockholders approve this proposal, we could continue, adjourn, or postpone the Annual Meeting and any continued, adjourned, or postponed session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 4, we could continue, adjourn, or postpone the Annual Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary to continue, adjourn, or postpone the Annual Meeting, no notice of the continued, adjourned, or postponed meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is continued, adjourned, or postponed, so long as the meeting is continued, adjourned, or postponed for 30 days or less and no new record date is fixed for the continued, adjourned, or postponed meeting. At the continued, adjourned, or postponed meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

Approval of the Adjournment Proposal requires “FOR” votes from the holders of a majority of shares of our Common Stock present or represented at the Annual Meeting and entitled to vote.

Approval of the Adjournment Proposal requires that the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Adjournment Proposal vote for approval. Abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against the Adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADJOURNMENT PROPOSAL.

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OTHER MATTERS

Stockholder Communications with the Board of Directors and Board Attendance at Annual Stockholder Meetings

Our stockholders may, at any time, communicate in writing with any member or group of members of the Board of Directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

We do not maintain a formal policy regarding director attendance at annual stockholder meetings. The Chairman of the Board of Directors is expected to make all reasonable efforts to attend our annual stockholder meeting in person. If the Chairman is unable to attend an annual stockholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend our annual stockholder meeting in person if reasonably possible. The Company held its 2021 annual meeting on August 19, 2021. All of the Company’s directors attended our 2021 annual meeting of stockholders.

Proxy Materials Delivered to a Shared Address

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one set of proxy materials. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders will be householding our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at 2321 NE Argyle Street, Unit D, Portland, OR 97211, or by telephone at (971) 888-4264. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to 2321 NE Argyle Street, Unit D, Portland, OR 97211, attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.

Stockholder Proposals for 2023 Annual Meeting

Stockholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company- sponsored proxy materials. We currently anticipate holding our 2023 annual meeting of stockholders in June 2023, although the Board may decide to schedule the meeting for a different date. For a stockholder proposal to be considered pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2023, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than January 6, 2023 Any proposals received after such date will be considered untimely. Submitting a stockholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a stockholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” as calculated in accordance with Rule 14a- 4(c) under the Exchange Act, and may be brought before the 2023 annual meeting of stockholders provided that we receive information and notice of the proposal addressed to our Secretary at our principal executive offices, no earlier than March 22, 2023.

We strongly encourage any stockholder interested in submitting a proposal to contact our Secretary in advance of these deadlines to discuss any proposal he or she is considering, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of stockholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: Eastside Distilling, Inc., 2321 NE Argyle Street, Unit D, Portland, OR 97211, Attention: Secretary.

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